Boardwalk Bancorp Declares Quarterly Dividend

Linwood, New Jersey - October 19, 2006 – Boardwalk Bancorp, Inc. (NASDAQ “BORD” and “BORDW”), parent company of Boardwalk Bank, announced today that its Board of Directors declared a quarterly cash dividend of $0.08 per share, payable November 9, 2006 to shareholders of record as of October 30, 2006.

“The dividend demonstrates the Board’s determined commitment to provide real value to the shareholders” said Michael Devlin, Chief Executive Officer of the Bank.

For further information contact Michael D. Devlin, CEO, Boardwalk Bancorp: (888) 720-2265.

This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Information about factors that potentially could affect Boardwalk Bank’s financial results is included in the offering circular for our public offering of common stock and in our other filings, including our Form 10-K for the year ended December 31, 2005, that we make with the Federal Deposit Insurance Corporation. Boardwalk Bank does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required under applicable law.